Exhibit 107

CALCULATION OF FILING FEE TABLES

FORM S-4

(Form Type)

PROLOGIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	457(f)	186,681,317	N/A	$21,882,980,432.64	$0.0000927	$2,028,552.29
Fees Previously Paid	-	-	-	-	-	-	-	$0.00
		Total Offering Amounts				$21,882,980,432.64		$2,028,552.29
		Total Fees Previously Paid						-
		Total Fee Offsets						-
		Net Fee Due						$2,028,552.29

(1)	This registration statement relates to the registration of the maximum number of shares of common stock, par value $0.01 per share, of Prologis, Inc. (“Prologis” and such shares, the “Prologis common stock”) estimated to be issuable by Prologis pursuant to the mergers described in this registration statement and the Agreement and Plan of Merger, dated as of June 11, 2022, by and among Prologis, Prologis, L.P., Compton Merger Sub LLC, Compton Merger Sub OP LLC, Duke Realty Corporation (“Duke Realty”) and Duke Realty Limited Partnership.

(2)	The number of shares of Prologis common stock being registered is based upon an estimate of (x) the maximum number of shares of common stock, par value $0.01 per share, of Duke Realty (the “Duke Realty Common Stock”) outstanding as of June 8, 2022 or issuable or expected to be exchanged in connection with the merger, collectively equal to 393,013,298, multiplied by (y) the exchange ratio of 0.475 shares of Prologis common stock for each share of Duke Realty common stock.

(3)	Calculated pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and low prices of Duke Realty common stock as reported on the New York Stock Exchange on July 14, 2022 ($55.68 per share), multiplied by the estimated maximum number of shares (393,013,298) that may be exchanged or converted for the securities being registered.